                               ARTICLES OF MERGER

     THESE ARTICLES OF MERGER, dated as of the 19TH day of November, 1998, pursuant to Section 7-111-105 of the Colorado Business Corporation Act
(hereinafter referred to as the "Colorado Act") and Section 252 of the Delaware
General Corporation Law (the "Delaware Act"), are entered into by and between the corporations named in Article THIRD below, which are referred to herein collectively as the Constituent Corporations.

     FIRST: The Constituent Corporations have agreed to effect a merger. The terms and conditions of the merger, the mode of carrying the merger into effect, the manner and basis of converting or exchanging the shares of issued stock of each of the Constituent Corporations into different stock or other consideration, and the manner of dealing with any issued stock of the
Constituent Corporations not to be so converted or exchanged are and shall be as set forth herein.

     SECOND: EQ Resources, Ltd., a Delaware corporation, shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") under the name of Teton Petroleum Corporation.

     THIRD: The parties to these Articles of Merger are EQ Resources, Ltd., a corporation organized under the General Corporation Law of Delaware on November
19, 1998 and American-Tyumen Exploration Company, a Colorado corporation
(hereinafter referred to as "ATCO"). Surviving Corporation is not qualified or registered to do business in Colorado.

     FOURTH: The Certificate of Incorporation of the Surviving Corporation is
hereby incorporated in these Articles and made a part hereof with the same force and effect as if herein set forth in full; and, from and after the Effective
Date, as hereinafter defined, and until further amended as provided by law, separate and apart from these Articles shall be, and may be separately certified as, the Certificate of Incorporation, as amended, of the Surviving Corporation.

     FIFTH: ATCO has an authorized capitalization of 50,000,000 shares of common stock with par value of $0.001 of which 7,800,146 are issued and outstanding.

     Surviving Corporation has an authorized capitalization of 20,000,000 shares of common stock with a par value of $0.001 of which 1,289,838  shares are issued and outstanding.

     SIXTH: The manner and basis of converting or exchanging the issued stock of each of the Constituent Corporations into different stock or other consideration, and the manner of dealing with any issued stock of the
Constituent Corporations not to be so converted or exchanged on the Effective
Date shall be as follows:

     (a) Each share of capital stock of Surviving Corporation, which is issued and outstanding on the Effective Date (as defined in Article ELEVENTH herein)

shall remain outstanding as one share of capital stock of the Surviving
Corporation.

     (b) Each share of capital stock of ATCO, if any, held in its treasury on the Effective Date shall be canceled.

     (c) Each share of the 7,800,146 shares of Common Stock of ATCO (hereinafter referred to as "ATCO Common Stock") issued and outstanding on the Effective Date shall be converted into or exchanged by Surviving Corporation for and become One
Hundred Fifty Percent (150%) of one share of the Common Stock of Surviving
Corporation ("Teton Common Stock").

     (d) Each warrant for the purchase of ATCO Common Stock and such other instrument convertible into ATCO Common Stock shall be convertible into a warrant or instrument on the same terms for conversion into that number of shares of Surviving Corporation as determined under Article SIXTH(c).

     (e) No scrip or fractional share certificates of Surviving Corporation shall be issued as a result of the merger transaction described hereinabove, but, in lieu of each fractional interest, an ATCO stockholder entitled to a fractional share equal to one-half or more of one share of Teton Common Stock shall receive a full share of such Common Stock and any fractional share equal to less than one-half share of such Common Stock shall be eliminated.

     (f)  After the merger transaction described above shall have become effective, except as otherwise provided by the Colorado Act with respect to dissenting stockholders, each holder of an outstanding certificate or certificates theretofore representing capital stock or other instruments of ATCO shall surrender the same to Surviving Corporation and each such holder thereupon shall be entitled to receive in exchange therefore a certificate or certificates representing the number of shares of Teton Common Stock into which the capital stock of ATCO represented by the certificate or certificates so surrendered shall have been converted or exchanged by the provisions hereof or a like instrument. Until such surrender, capital stock of ATCO shall be deemed for all corporate purposes, other than the payment of dividends, to evidence ownership of the number of full shares of Teton Common Stock to be delivered with respect to such shares of such capital stock.

     Unless and until any such outstanding certificates shall be so surrendered, no distribution payable to the holders of record of Teton Common Stock as of any date subsequent to the Effective Date shall be paid to the holders of such outstanding certificates, but, upon such surrender of any such certificate or certificates, there shall be paid to the record holder of the certificate or certificates of Teton Common Stock delivered with respect to the shares represented by the surrendered certificate or certificates, without interest, the amount of such distributions which shall have theretofore become payable to them with respect to such shares of Teton Common Stock.  If any holder of an outstanding certificate or certificates representing capital stock of ATCO shall deliver to Surviving Corporation such affidavits and surety bonds as Surviving
Corporation shall reasonably require in conformity with its customary procedure with respect to lost stock certificates of ATCO Common Stock, Surviving
Corporation shall treat such delivery as surrender of any lost or misplaced or destroyed certificate or certificates representing capital stock of ATCO.

                                       2

     SEVENTH: The principal office of ATCO in the State of Colorado is located at 621 Seventeenth Street, Suite 2150, Denver, Colorado, in the City and County
of Denver.

     EIGHTH: The registered office of Surviving Corporation in its state of organization is c/o RL&F Service Corp., One Rodney Square, 10th Floor, Tenth
and King Streets, Wilmington, Delaware 19801.

     NINTH: The board of directors of ATCO, on May 15, 1998, by majority vote of the entire Board of Directors, duly adopted a resolution declaring that a merger substantially upon the terms and conditions set forth in these Articles of
Merger was advisable and directing their submission to a meeting of stockholders held on June 5, 1998. A notice stating that a purpose of the said meeting of stockholders would be to take action upon these Articles of Merger was mailed to each stockholder on May 21, 1998, a date at least ten days in advance of the said special meeting of stockholders. The Articles of Merger were duly submitted to and approved by the affirmative vote of a majority of all of the votes entitled to be cast thereon at the said special meeting of stockholders. The number of votes cast for the plan of merger by each voting group entitled to vote separately on the plan of merger was sufficient for approval by that voting group.

     TENTH: These Articles of Merger were duly advised, authorized and approved in the manner and by the vote required by the Articles of Incorporation of
Surviving Corporation and by the laws of the State of Delaware.

     ELEVENTH: Upon the Effective Date:

     (a) The assets and liabilities of ATCO shall be taken up on the books of the Surviving Corporation at the amount at which they shall at that time be carried on the books of ATCO, subject to such adjustments, if any, as may be necessary to conform to the Surviving Corporation's accounting procedures, and

     (b)  All of the rights, privileges, immunities, powers, purposes and franchises of ATCO and all property, real, personal and mixed, and all debts due to ATCO on whichever account shall be vested in the Surviving Corporation, and all property rights, privileges, immunities, powers, purposes and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of ATCO, and all debts, liabilities, obligations and duties of ATCO, except those excluded by a Merger Agreement dated as of May 15, 1998, shall thenceforth.

        The Constituent Corporations, by mutual consent of their respective
Boards of Directors,  may amend, modify and supplement these Articles of Merger in such manner as may be agreed upon by them in writing at any time before or after approval or adoption thereof by the stockholders of  any of the
Constituent Corporations or all of them; provided, however, that no such amendment, modification or supplement shall affect the rights of the stockholders of any of the Constituent Corporations in a manner which is materially adverse to such stockholders in the judgment of their respective
Boards of Directors.

                                       3

        TWELFTH: A copy of the plan and agreement of merger is on file at an office of the Surviving  Corporation,  located at Suite 2150, 621 Seventeenth
Street, Denver, Colorado, in the City and County of Denver.

         THIRTEENTH: That a copy of the plan and agreement of merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the constitute corporation.

         The merger provided for by these Articles of Merger shall become effective on November 19, 1998 (the "Effective Date"), and the separate existence of ATCO, except insofar as continued by statute, shall cease on the date that an Agreement of Merger, adopted, approved, certified, executed and acknowledged by ATCO and Surviving Corporation as required by the laws of the
State of Delaware, is filed with the Secretary of State of Delaware, and these
Articles of Merger, duly advised, approved, signed, acknowledged, sealed and verified by ATCO and Surviving Corporation as required by the laws of the State of Colorado, are filed for record with the Secretary of State of Colorado, as required by the laws of the State of Colorado, or on the date specified by the parties hereto as provided by the laws of the State of Delaware and Colorado, respectively, whichever is later.

         IN WITNESS WHEREOF, American-Tyumen Exploration Company and Surviving
Corporation, the parties to the merger, have caused these Articles of Merger to be signed in their respective corporate names and on their behalf by the respective officers and witnessed or attested by their respective representatives as of the 19th day of November, 1998.

ATTEST:                                            AMERICAN-TYUMEN EXPLORATION
                                                   COMPANY

By:_______________________                        By:__________________________
     Terry Pagliasotti,  Secretary                   H. Howard Cooper, President

ATTEST:                                            EQ RESOURCES LTD.

By:_______________________                        By:________________________________
     Norman D. Moffat, Director                      Elia Crespo, Secretary

                                       4